Exhibit 99.3

October 21, 2004

Reporters May Contact:

Terry Francisco, Bank of America Corporation, 704.386.4343

terry.h.francisco@bankofamerica.com

Bank of America prices $500 million in Capital Securities

CHARLOTTE - Bank of America Corporation today priced an offering of $500 million in capital securities to be issued by BAC Capital Trust V for sale in the United States.

The annual dividend rate is 6% and is paid quarterly on the third of February, May, August, and November of each year, commencing February 3, 2005.

The offering is sold through sole book-running lead manager Banc of America Securities LLC and joint lead manager Incapital LLC. Co-managers include A. G. Edwards; Bear, Stearns & Co. Inc.; Lehman Brothers; Morgan Stanley; UBS Investment Bank and Wachovia Securities. Closing is scheduled for November 3, 2004.

The securities are part of a shelf registration for trust preferred securities previously declared effective by the Securities and Exchange Commission. Bank of America intends to list the securities on the New York Stock Exchange.

Bank of America stock (ticker: BAC) is listed on the New York, Pacific, and London exchanges and certain shares are listed on the Tokyo stock exchange.

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